EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Malvern Bancorp, Inc.

Paoli, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-184445 and 333-207214) and Form S-3 (Nos. 333-215220 and 333-219999) of Malvern Bancorp, Inc. of our report dated December 29, 2017, relating to the consolidated financial statements of Malvern Bancorp, Inc. which appears in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Philadelphia, Pennsylvania

December 14, 2018